Exhibit 99.1

Chittenden Corporation 2 Burlington Square P.O. Box 820 Burlington, Vermont 05402-0820 802-658-4000	Kirk W. Walters (802) 660-1561

For Immediate Release

January 18, 2007	02/07

Chittenden Corporation Reports Increased Earnings Per Share, and Announces

New Share Repurchase Plan

Burlington, VT – Chittenden Corporation (NYSE:CHZ) Chairman, President and Chief Executive Officer, Paul A. Perrault, today announced higher earnings for the year ended December 31, 2006 of $85.5 million or $1.83 per diluted share, compared to $82.0 million or $1.74 per diluted share a year ago. For the fourth quarter of 2006, net income was $22.5 million or $0.48 per diluted share, compared to $21.8 million or $0.46 per diluted share earned in the fourth quarter of 2005.

In making the announcement, Perrault said, “I am pleased to report to shareholders that your Company’s discipline and strong strategic implementation continues to deliver solid results despite the challenging environment “. Chittenden also announced its quarterly dividend of $0.20 per share, which will be paid on February 9, 2007, to shareholders of record on January 26, 2007.

Perrault also announced that the Board of Directors approved a new share repurchase plan on January 17, 2007 for one million shares of the Corporation’s common stock. The repurchase of the common stock may be done in negotiated transactions or open market purchases over the next two years.

FOURTH QUARTER 2006 FINANCIAL HIGHLIGHTS

❑	Commercial loans increased 7% from the end of 2005.

❑	Average deposits for 2006 increased 4% from 2005 with solid growth in CMA/money market deposits of over 4%.

❑	Net interest margin held steady for 2006 at 4.24% and the fourth quarter increased 6 basis points to 4.29%.

❑	Nonperforming assets declined 22% from the third quarter of 2006.

❑	The efficiency ratio improved to 54.6% for the fourth quarter of 2006.

❑	The Company repurchased 762,500 common shares in the fourth quarter and the tangible capital ratio remained over 7.00% at year end.

ASSETS

The Company’s securities portfolio declined from both the prior year end and on a linked quarter basis to $1.1 billion. The decrease in securities was primarily utilized to fund loan growth and reduce borrowings. Total loans increased by $210 million from the end of last year to $4.7 billion at December 31, 2006. The Company experienced solid loan growth in 2006 throughout all of its markets with particularly strong increases in its multifamily real estate, commercial real estate and construction portfolios.

Chittenden Corporation 2 Burlington Square P.O. Box 820 Burlington, Vermont 05402-0820 802-658-4000	Kirk W. Walters (802) 660-1561

For Immediate Release

LIABILITIES

Total deposits decreased $20 million from September 30, 2006 reflecting the start of the normal seasonal decline in deposits, which is primarily driven by the operating cycles of the Company’s municipal and commercial customers. Borrowings at December 31, 2006, were $210 million, a decrease of $17 million from the end of last year due to lower FHLB advances.

NET INTEREST INCOME

Tax-equivalent net interest income for the fourth quarter of 2006 was $64.0 million, compared to $63.7 million for the same quarter of 2005 and $63.5 million for the third quarter of 2006. The increase in net interest income from the same period a year ago was due to higher average earning assets, which was partially offset by a slightly lower net interest margin. The Company’s net interest margin for the fourth quarter was 4.29%, an increase of 6 basis points from the third quarter of 2006 and a decline of 1 basis point from the same period a year ago. The increase in net interest margin from the third quarter of 2006 was attributable to higher interest recoveries on former non-performing loans. The decline in the net interest margin from the fourth quarter of 2005 was due to an increase in funding costs, which was partially offset by an increase in the yield on interest earning assets. The increase in funding costs was driven by strong competition for both commercial and consumer deposits as well as increases in the federal funds rate in 2005 and 2006.

NONINTEREST INCOME

Noninterest income was $17.9 million for the fourth quarter of 2006, compared with $16.1 million for the third quarter and $17.4 million for the same period a year ago. The increase in noninterest income was primarily attributable to higher investment management and trust fees and other noninterest income, which was partially offset by lower gains on the sales of mortgage loans. The increase in other noninterest income from the fourth quarter of 2005 was due to $1.1 million received in relation to the Company’s interest in a mortgage insurance captive, which was partially offset by higher amortization on investments in low income housing limited partnerships.

NONINTEREST EXPENSE

Noninterest expense was $46.3 million for the fourth quarter of 2006, compared to $46.0 million for the same quarter of 2005. The increase from the fourth quarter a year ago is primarily a result of higher salary expense which related to increased share-based compensation costs and new branch openings in 2006. The Company recognized $785,000 of share-based compensation in the fourth quarter of 2006 as compared to $4,000 in the same quarter a year ago.

INCOME TAXES

The effective income tax rates for 2006 were 31.5% for the fourth quarter and 32.1% for the full year compared with 34.2% and 34.5%, respectively, for the same periods in 2005. The lower effective income tax rate was attributable to higher low-income housing and historic rehabilitation tax credits.

CREDIT QUALITY

The provision for credit losses was $2.0 million for the fourth quarter of 2006 compared to $1.4 million for the same quarter of 2005. The increase in the provision for credit losses from the comparable period in 2005 was primarily due to higher net charge offs and nonperforming loans. Net charge-offs as a percentage of average loans were 4 basis points for the fourth quarter of

Chittenden Corporation 2 Burlington Square P.O. Box 820 Burlington, Vermont 05402-0820 802-658-4000	Kirk W. Walters (802) 660-1561

For Immediate Release

2006, up from 2 basis points for the same quarter a year ago. The increase in net charge-offs primarily relates to one commercial finance loan that was placed on non-accrual status in the first quarter of 2006. The allowance for credit losses as a percentage of total loans excluding municipal loans was 1.39% at December 31, 2006 compared to 1.43% for the fourth quarter of 2005.

EARNINGS CONFERENCE CALL

Kirk W. Walters, Executive Vice President and Chief Financial Officer of Chittenden Corporation, will host a conference call on January 18, 2006 at 10:30 a.m. eastern time to discuss these earnings results. The Company may answer one or more questions concerning business and financial developments, trends and other business. Some of the responses to these questions may contain information that has not been previously disclosed. Interested parties may access the conference call by calling 800-561-2718, passcode 37851780. International dial-in number is 617-614-3525. Participants are asked to call in a few minutes prior to the call to allow time for registration. Internet access to the call is also available (listen only) by clicking “webcasts” under the Investor Resources section of the Company’s website at http://www.chittendencorp.com. A replay of the call will be available through January 25, 2007 by calling 888-286-8010 (International dial number is 617-801-6888), passcode 51014444. A replay of the call will also be available on the Company’s website at the address above for an extended period of time.

Chittenden is a bank holding company headquartered in Burlington, Vermont. Through its subsidiary banks1, the Company offers a broad range of financial products and services to customers throughout Northern New England, Massachusetts and Connecticut, including deposit accounts and services; commercial and consumer loans; insurance; and investment and trust services to businesses, individuals, and the public sector. Chittenden Corporation’s news releases, including earnings announcements, are available on the Company’s website.

This press release contains statements that may be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Chittenden intends for these forward-looking statements to be covered by the safe harbor provisions for forward- looking statements contained in the Private Securities Litigation Reform Act of 1995 and is including this statement for purposes of complying with these safe harbor provisions. These forward-looking statements are based on current plans and expectations, which are subject to a number of risk factors and uncertainties that could cause future results to differ materially from historical performance or future expectations. These differences may be the result of various factors, including changes in general, national or regional economic conditions, changes in loan default and charge-off rates, reductions in deposit levels necessitating increased borrowings to fund loans and investments, changes in interest rates, changes in levels of income and expense in noninterest income and expense related activities, competition and other risk factors.

For further information on these risk factors and uncertainties, please see Chittenden’s filings with the Securities and Exchange Commission, including Chittenden’s Annual Report on Form 10-K for the year ended December 31, 2005. Chittenden undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or other changes.

[1]	Chittenden’s subsidiaries are Chittenden Trust Company, The Bank of Western Massachusetts, Flagship Bank and Trust Company, Maine Bank & Trust Company, and Ocean National Bank. Chittenden Trust Company also operates under the names Chittenden Bank, Chittenden Services Group, Chittenden Mortgage Services, and it owns Chittenden Insurance Group, LLC, and Chittenden Securities, LLC.

CHITTENDEN CORPORATION

CONSOLIDATED BALANCE SHEETS

(Unaudited)

(In Thousands)

	12/31/06	9/30/06	6/30/06	3/31/06	12/31/05
Assets:
Cash and Cash Equivalents	$199,358	$145,393	$172,567	$142,887	$180,707

Securities Available For Sale	1,137,352	1,231,369	1,288,390	1,344,016	1,383,909
FRB and FHLB Stock	13,403	16,124	18,577	19,352	19,352
Loans Held For Sale	17,354	21,646	18,882	19,319	19,737

Loans:
Commercial & Industrial (C&I)	853,839	854,475	851,692	836,986	848,420
Municipal	141,522	144,152	90,206	172,443	160,357
Multi-Family	216,049	213,153	205,443	195,809	196,590
Commercial Real Estate	1,942,685	1,933,279	1,884,716	1,827,096	1,778,202
Construction	232,000	211,187	218,123	212,824	192,165
Residential Real Estate	751,450	749,106	750,031	731,798	737,462
Home Equity Credit Lines	322,124	325,814	319,606	316,355	316,465
Consumer	237,541	246,394	254,839	254,719	257,829

Total Loans	4,697,210	4,677,560	4,574,656	4,548,030	4,487,490
Less: Allowance for Loan Losses	(62,160)	(62,153)	(62,070)	(61,464)	(60,822)

Net Loans	4,635,050	4,615,407	4,512,586	4,486,566	4,426,668

Accrued Interest Receivable	33,123	32,393	31,138	32,772	32,621
Other Assets	83,938	89,759	102,079	93,673	93,377
Premises and Equipment	67,036	67,952	69,503	68,568	69,731
Mortgage Servicing Rights	14,155	14,347	14,529	13,966	13,741
Identified Intangibles	14,996	15,661	16,326	16,991	17,655
Goodwill	216,038	216,038	216,038	216,038	216,038

Total Assets	$6,431,803	$6,466,089	$6,460,615	$6,454,148	$6,473,536

LIABILITIES AND STOCKHOLDERS’ EQUITY

Liabilities:
Deposits:
Demands	$966,758	$971,378	$965,794	$929,718	$973,752
Savings	468,294	481,380	474,883	489,944	489,734
NOWs	861,435	866,134	895,817	906,934	861,000
CMAs / Money Markets	1,655,349	1,658,319	1,441,573	1,584,777	1,749,878
Certificates of Deposit Less than $100,000	848,814	858,834	878,181	853,645	814,289
Certificates of Deposit $100,000 and Over	678,243	663,086	661,322	618,319	625,682

Total Deposits	5,478,893	5,499,131	5,317,570	5,383,337	5,514,335

Securities Sold Under Agreements to Repurchase	73,611	87,112	138,773	53,238	56,315
Other Borrowings	136,409	135,975	285,497	288,482	171,008
Accrued Expenses and Other Liabilities	71,804	63,162	63,299	59,295	60,488

Total Liabilities	5,760,717	5,785,380	5,805,139	5,784,352	5,802,146

Stockholders’ Equity:
Common Stock	50,235	50,235	50,235	50,235	50,220
Surplus	276,034	274,834	273,723	272,696	276,278
Retained Earnings	468,331	454,985	442,456	430,811	419,057
Treasury Stock, at cost	(105,666)	(85,613)	(85,678)	(64,189)	(60,801)
Accumulated Other Comprehensive Income	(24,008)	(19,470)	(30,924)	(25,216)	(18,968)
Directors’ Deferred Compensation to be Settled in Stock	6,160	5,738	5,664	5,459	5,604

Total Stockholders’ Equity	671,086	680,709	655,476	669,796	671,390

Total Liabilities and Stockholders’ Equity	$6,431,803	$6,466,089	$6,460,615	$6,454,148	$6,473,536

Prior year amounts reflect the modified retrospective application of SFAS 123-R “Accounting for Stock-Based Compensation.”

CHITTENDEN CORPORATION

CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

(In Thousands, except for per share amounts)

	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
	2006	2005	2006	2005
Interest Income:
Loans	$84,752	$71,834	$319,307	$261,359
Investments	13,052	14,960	55,405	58,883

Total Interest Income	97,804	86,794	374,712	320,242

Interest Expense:
Deposits	30,905	20,904	108,553	63,926
Borrowings	3,670	2,857	17,157	12,003

Total Interest Expense	34,575	23,761	125,710	75,929

Net Interest Income	63,229	63,033	249,002	244,313
Provision for Credit Losses	1,967	1,354	6,920	5,154

Net Interest Income after Provision for Credit Losses	61,262	61,679	242,082	239,159

Noninterest Income:
Investment Management and Trust	5,585	5,047	21,293	20,017
Service Charges on Deposits	4,164	3,926	16,728	16,113
Mortgage Servicing	404	607	2,106	1,829
Gains on Sales of Loans	1,397	2,301	6,294	9,021
Credit Card Income	1,270	1,193	5,107	4,536
Insurance Commissions	1,055	1,134	5,805	6,365
Other	4,062	3,243	12,856	12,083

Total Noninterest Income	17,937	17,451	70,189	69,964

Noninterest Expense:
Salaries	23,311	21,659	93,217	89,496
Employee Benefits	5,168	5,717	22,155	22,218
Net Occupancy	5,789	5,900	23,424	24,094
Data Processing	1,092	951	4,079	3,457
Amortization of Intangibles	665	665	2,659	2,768
Other	10,288	11,097	40,833	41,808

Total Noninterest Expense	46,313	45,989	186,367	183,841

Income Before Income Taxes	32,886	33,141	125,904	125,282
Income Tax Expense	10,350	11,328	40,436	43,243

Net Income	$22,536	$21,813	$85,468	$82,039

Basic Earnings Per Share	$0.50	$0.46	$1.85	$1.76
Diluted Earnings Per Share	0.48	0.46	1.83	1.74
Dividends Per Share	0.20	0.18	0.78	0.72

Prior year amounts reflect the modified retrospective application of SFAS 123-R “Accounting for Stock-Based Compensation.”

CHITTENDEN CORPORATION

SELECTED QUARTERLY FINANCIAL DATA

(Unaudited)

(In thousands, except ratios and per share amounts)

	12/31/06	9/30/06	6/30/06	3/31/06	12/31/05
Selected Financial Ratios

Return on Average Tangible Equity [1]	20.25%	20.20%	19.87%	18.92%	20.47%
Return on Average Equity	13.20%	13.00%	12.75%	12.21%	13.11%
Return on Average Tangible Assets [1]	1.47%	1.41%	1.38%	1.35%	1.43%
Return on Average Assets	1.39%	1.33%	1.30%	1.27%	1.35%
Net Yield on Earning Assets	4.29%	4.23%	4.22%	4.20%	4.30%
Efficiency Ratio[1]	54.56%	55.91%	56.87%	56.61%	54.37%

Tangible Capital Ratio	7.10%	7.20%	6.79%	7.02%	7.01%
Leverage Ratio	9.24%	9.24%	9.04%	9.38%	9.21%
Tier 1 Capital Ratio	11.56%	11.59%	11.29%	11.61%	11.23%
Total Capital Ratio	12.78%	12.80%	12.49%	12.82%	12.40%

Common Share Data

Common Shares Outstanding	45,360	45,994	45,978	46,748	46,829
Weighted Average Shares Outstanding	45,745	45,982	46,423	46,804	46,690
Weighted Average and Common Equivalent Shares Outstanding	46,388	46,504	46,903	47,401	47,291

Book Value per Share	$14.79	$14.80	$14.26	$14.33	$14.34
Tangible Book Value per Share[1]	$9.70	$9.76	$9.20	$9.34	$9.35

Credit Quality Data

Nonperforming Assets (NPAs)	$20,358	$26,089	$24,727	$24,844	$16,194
90 days Past Due and Still Accruing	3,352	3,196	2,283	3,323	3,038
NPAs to Loans Plus OREO	0.43%	0.56%	0.54%	0.55%	0.36%

Allowance for Loan Losses	$62,160	$62,153	$62,070	$61,464	$60,822
Reserve for Unfunded Commitments[2]	1,200	1,200	1,200	1,200	1,200

Allowance for Credit Losses (ACL)	$63,360	$63,353	$63,270	$62,664	$62,022

ACL to Loans	1.35%	1.35%	1.38%	1.38%	1.38%
ACL to Loans (excluding Municipals)	1.39%	1.40%	1.41%	1.43%	1.43%
ACL to Nonperforming Loans	315.32%	248.90%	260.13%	257.81%	392.06%

Charge-offs	$3,070	$2,093	$1,871	$1,753	$1,840
Recoveries	1,110	506	728	862	1,040

Net Charge-offs	$1,960	$1,587	$1,143	$891	$800

Net Charge-offs to Average Loans	0.04%	0.03%	0.03%	0.02%	0.02%

QTD Average Balance Sheet Data

Securities	$1,201,734	$1,269,907	$1,333,444	$1,391,413	$1,378,688
Loans, Net	4,632,538	4,626,194	4,552,727	4,455,403	4,408,205
Earning Assets	5,926,319	5,959,599	5,948,463	5,915,366	5,895,121
Total Assets	6,426,533	6,482,127	6,462,457	6,430,410	6,418,971
Deposits	5,434,889	5,442,894	5,372,367	5,377,674	5,454,388
Borrowings	249,344	312,430	367,521	321,073	246,660
Stockholders’ Equity	677,244	662,964	661,020	671,058	660,353

Prior year amounts reflect the modified retrospective application of SFAS 123-R “Accounting for Stock-Based Compensation.”

1. Reconciliation of non-GAAP measurements

	12/31/06	9/30/06	6/30/06	3/31/06	12/30/05
Net Income (GAAP)	$22,536	$21,725	$21,009	$20,198	$21,813
Amortization of Core Deposit Intangible, net of tax	432	432	431	432	432

Tangible Net Income (A)	$22,968	22,157	$21,440	$20,630	$22,245

Average Stockholders’ Equity (GAAP)	$677,244	$662,964	$661,020	$671,058	$660,353
Average Core Deposit Intangible (CDI)	15,328	15,996	16,659	17,323	17,992
Average Deferred Tax on CDI	(4,168)	(4,345)	(4,435)	(4,610)	(4,785)
Average Goodwill	216,038	216,038	216,038	216,038	216,103

Average Tangible Equity (B)	$450,046	$435,275	$432,758	$442,307	$431,043

Return on Average Tangible Equity (A) / (B)	20.25%	20.20%	19.87%	18.92%	20.47%

Average Assets (GAAP)	$6,426,533	$6,482,127	$6,462,457	$6,430,410	$6,418,971
Average CDI	15,328	15,996	16,659	17,323	17,992
Average Deferred Tax on CDI	(4,168)	(4,345)	(4,435)	(4,610)	(4,785)
Average Goodwill	216,038	216,038	216,038	216,038	216,103

Average Tangible Assets (C)	$6,199,335	$6,254,438	$6,234,195	$6,201,659	$6,189,661

Return on Average Tangible Assets (A) / (C)	1.47%	1.41%	1.38%	1.35%	1.43%

Efficiency Ratio: is computed by dividing total noninterest expense (less oreo expense, amortization expense, franchise tax and any nonrecurring items) by the sum of net interest income on a tax equivalent basis and total noninterest income (exclusive of gains and losses from securities, and nonrecurring items). This non-GAAP measure is used widely in the banking industry to provide important information regarding operational efficiency, e.g. ($46,313-$98-$665-$852) / ($64,001+$17,937-10) = 54.56%.

Tangible book value per share: is computed by subtracting goodwill and identified intangibles from equity, and dividing the resulting number by common shares outstanding, e.g. ($671,086-$216,038-$14,996) / 45,360= $9.70.

While the Company’s management uses non-GAAP measures for operational and investment decisions and believes that these measures are among several useful measures for understanding its operating results and financial condition, these measures should not be construed as a substitute for GAAP measures. Non-GAAP measures should be read and used in conjunction with the Company’s reported GAAP operating results and financial information.

2. The reserve for unfunded commitments is included in other liabilities on the accompanying consolidated balance sheet.